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                                                     Exhibit 23.0

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-37437, 333-37229, 333-30835,
333-13723 and 333-43303) and on Forms S-8 (Nos. 333-05705 and 333-
12551) filed by Home Properties of New York, Inc. of our report dated December 23, 1997 on our audit of the Detroit Acquisition Properties for the year ended December 31, 1996, which report is included in the accompanying Form 8-K/A, Amendment No. 1. We also consent to the reference to our firm under the caption "Experts".

               /s/ Coopers & Lybrand L.L.P.
               ----------------------------
               COOPERS & LYBRAND L.L.P.


Rochester, New York
January 12, 1998